UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported):  December 5, 2025 (December 4, 2025)

MercadoLibre, Inc.
(Exact name of Registrant as specified in Charter)
Commission file number 001-33647

Delaware	98-0212790
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification Number)
WTC Free Zone
Dr. Luis Bonavita 1294, Of. 1733, Tower II
Montevideo, Uruguay, 11300
(Address of registrant’s principal executive offices) (Zip Code)
(+598) 2-927-2770
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market
2.375% Sustainability Notes due 2026	MELI26	The Nasdaq Stock Market LLC
3.125% Notes due 2031	MELI31	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2025, MercadoLibre, Inc. (the “Company”) and its subsidiaries MercadoLibre S.R.L., eBazar.com.br Ltda., Mercado Pago Instituição de Pagamento Ltda, DeRemate.com de México, S. de R.L. de C.V., MPFS, S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda. and MercadoLibre Colombia Ltda. entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC as representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), and the Underwriters have agreed to purchase from the Company $750 million aggregate principal amount of 4.900% Notes due 2033 (the “Notes”). The Company is offering and selling the Notes pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-291604) (the “Registration Statement”), which Registration Statement relates in part to the offer and sale from time to time of an indeterminate amount of the Company’s debt securities.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes by the Company to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The foregoing description of certain terms of the Underwriting Agreement is not complete and is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. Further information concerning the Notes and related matters is set forth in the Prospectus Supplement.

Item 7.01	Regulation FD Disclosure.

On December 4, 2025, the Company issued a press release announcing the pricing of the Notes in a public offering. The Notes are guaranteed by MercadoLibre S.R.L., eBazar.com.br Ltda., Mercado Pago Instituição de Pagamento Ltda, DeRemate.com de México, S. de R.L. de C.V., MPFS, S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda. and MercadoLibre Colombia Ltda.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in this Item 7.01 of this Current Report on Form 8-K is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.1
Underwriting Agreement, dated December 4, 2025, among MercadoLibre, Inc., MercadoLibre S.R.L., eBazar.com.br Ltda., Mercado Pago Instituição de Pagamento Ltda, DeRemate.com de México, S. de R.L. de C.V., MPFS, S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda. and MercadoLibre Colombia Ltda. and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC as representatives of the several underwriters listed in Schedule 1 thereto.

99.1	Press Release of MercadoLibre, Inc., dated December 4, 2025.
104	The cover page from this Current Report Form 8-K, formatted Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: December 5, 2025	By:	/s/ Martín de los Santos
	Name:	Martín de los Santos
	Title:	Chief Financial Officer